Share Transference Agreement

This agreement is signed by the following parties:
(1)	The transferor: Shanxi Li City Santai Science and Technology Industry Co., Ltd
	(hereinafter referred to as Party A) The legal representative: Yunzhong Zhang Legal address: 16# Guanghan Street, Li city Tel: 0355-6562144	Fax: 0355-6564243
(2)	The transferee: American Dairy	(hereinafter referred to as Party A)
Legal address: American Utah
	Tel: 001-2132256228	Fax: 001-2132256228

WHEREAS:

(1)	Shanxi Feihe Santai Biology Technology Industry Co., Ltd (hereinafter, Shanxi Feihe Company) is a Sino-foreign share joint venture invested by Party A and Party B.

(2)
Party A is willing to transfer all its Shanxi Feihe Company’s shares to Party B; Party B is a limited liability company registered in American and is willing to accept all the Shanxi Feihe Company’s shares transferred by Party A.

(3)	All the Shanxi Feihe Company’s shares transferred by Party A is sanctioned by the Shanxi Feihe Company’s shareholder meeting and has also submitted to the administrative agency for approval.

(4)
To stipulate the shares transferred by Party A is legal and nail down the rights and liabilities between the Party A and Party B, after the friendly negotiation, according to the related laws, statutes and administrative agency’s regulations, both parties enter into this agreement and will perform accordingly.

THE PARTIES HEREBY AGREED AS FOLLOWS:

I.	NOTE:

1	In this agreement, except other indications by this agreement, the following words means that:

“The asset” refers to the overall asset of Shanxi Feihe Company (including the debt and net asset)

“The related debt” means the liabilities that Shanxi Feihe Company is responsible for.

“The important contract” means joint investment and important operation contracts that are signed by the name of Shanxi Feihe Company.

“The related employee” means the entire formal employee registered in Shanxi Feihe Company.

2	Except that there are no other explanations , the articles and enclosures mentioned in this agreement point to the articles and enclosures of this agreement

3	The titles of the articles and enclosures in this agreement are only set for convenient reading. They can be ignored in interpreting the terms.

II.	The amount and the promises of the share interest transference

1	Party A agrees to transfer the 40% Shanxi Feihe Company’s shares it held to Party B and Party B agrees to accept the shares.

2
After accepted the shares transferred by Party A , Party B will held 100% of Shanxi Feihe Company shares and will become the only shareholder in Shanxi Feihe Company’s. Shanxi Feihe Company will change into a foreign sole proprietorship enterprise.

3
Party A promise that all the shares that it transferred to Party B is true, legal, and has got the necessary authorization and sanction. If the share interest transference is false, or recourse by a third party or is invalid because it didn’t get the necessary authorization and sanction, and any of these affairs result in loss to Party B, Party A must compensate the entire direct loss of Party B.

III.	The price and payment of the share to be transferred.

1	After the earnest and friendly negotiation, both Parties have got the agree that: the price of the 40% shares to be transferred by Party A is 23 million

CNY.( ¥23,000,000.00)

2	Within 30 days after this agreement is sanctioned by the administrative agency, Party B should pay 45% of the transfer fee in installments.

3	This agreement will have binding force after both parties have signed it. If this agreement needs to be sanctioned by the administrative agency, it will take effect from the sanction day.

4
The character of the 2 million energy fund devoted by the municipal government will not change. Party B should be liable for 1.5 million of the fund which has already been invested in the Shanxi Feihe Company. The additional 0.5 million will put into---be used as the Party A’s ground investment and foregoing investment for establishing the company---factory. Meanwhile, Party A should also see after the account and help to assist in presenting the files and report related to the walnut’s deep process project.

IV.	Promises

1	After the day this agreement is signed by the two Parties, both of Party A and Party B should promise that:

(1)	Any Party should not transfer, appropriate or usurp up the asset of Shanxi Feihe Company in any way.

(2)	Any should not deploys employees without the permission of the other Party.

(3)	Any should not do harm to the Shanxi Feihe Company.

(4)	The two parties promise to completely fulfill each obligations and liabilities in this agreement.

V.	The continued obligations after the share interest transference.

1
After the share transference stated in this agreement, if Party A needs to assign the directors, the supervisors and other senior managers to explain the preterit working and management circs, Party A should promise that the directors, the supervisors and other senior managers will continue to carry out their obligations.

2
After the agreement take effect, the two Parties should affirm that the Party B will be liable to or supervise the Shanxi Feihe Company to be liable to the responsibilities and obligations which are occurred in the Shanxi Feihe Company’s normal operation.

3	Before or after the share transference, Party A should actively help Party B to transact all the procedure related to the share transference.

4	If Party A’s superior administrative agency visit or inspect the Shanxi Feihe Company, Party B should provide active assistance.

VI.	Default Responsibility:

1	The two Parties should respective carry out their own liabilities according to this agreement strictly, shouldn’t disobey this agreement.

2
If Party A won’t carry out the liabilities according to this agreement and result in loss for Shanxi Feihe Company or Party B, Party A should be responsible for all the losses of Shanxi Feihe Company or Party B.

3	If Party B does not transfer the share transference price to Party A according to this agreement, Party B should continue to carry out the liabilities in this agreement.

VII.	Supplementary Articles

1
As to the matters which are not mentioned in this agreement, Party A and Party B could sign supplementary agreements. These supplementary agreements will have the equal legal effectiveness as this agreement.

2	This agreement is in octuplicate, each Party will keep 4 copies, and all of them have the same legal effectiveness.

3	The supplementary articles of this agreement are indispensable Parties of this agreement and have the same legal effectiveness as this agreement.

4
If the two Parties have disputes regarding this agreement, the two Parties should settle the problem by friendly negotiations. If the Parties can not reach an agreement, any Party can apply to Beijing arbitrates committee for arbitrage.

5	This agreement will have binding force upon the two parties from the day the two Parties signed it.

Party A : Shanxi Li City Science and Technology Industry Co., Ltd
Legal representative: Yunzhong Zhang
Legal address: 16# Guanghan Street, Li city
Tel: 0355-6562144

Party B: American Dairy
Legal representative: YoubingLeng
Legal address: American Utah
Tel: 001-2132256228

July 1st , 2006